Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Severn Bancorp, Inc.

Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156343) and Forms S-8 (No. 333-152657, No. 333-133242, and No. 333-232280) of Severn Bancorp, Inc. of our reports dated March 16, 2020, relating to the consolidated financial statements and effectiveness of Severn Bancorp’s internal control over financial reporting, which are included in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 16, 2020